SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: January 29, 2002
                 Date of earliest event reported: January 28, 2002


                        DREYER'S GRAND ICE CREAM, INC.
                     ------------------------------------
              (Exact Name of Registrant as Specified in Charter)


       Delaware                     0-14190                94-2967523
-----------------------          ------------          -------------------
(State of Incorporation)         (Commission            (IRS Employer
                                 File Number)          Identification No.)


5929 College Avenue, Oakland, California                      94618
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code: (510) 652-8187


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ITEM 5.     OTHER EVENTS.

        On January 28, 2002, Dreyer's Grand Ice Cream, Inc. ("Dreyer's") entered into a letter agreement ("Letter Agreement") with General Electric Pension Trust, GE Investment Private Placement Partners I, Limited Partnership and General Electric Capital Corporation (collectively, the "GE Entities"), which among other things confirms certain understandings between the parties with respect to registration rights held by the GE Entities and removal of restrictive legends from stock owned by the GE Entities. Concurrently therewith, Jack O. Peiffer resigned from the Dreyer's board of directors.

        The foregoing description is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



      (c)   Exhibits.   The following exhibit is filed as part of this report:
            --------

              99.1 Letter Agreement, dated January 28, 2002, by and among Dreyer's Grand Ice Cream, Inc., General Electric Pension Trust, GE Investment Private Placement Partners I, Limited Partnership and General Electric Capital Corporation.

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 29, 2002

                                       DREYER'S GRAND ICE CREAM, INC.


                                       By      /s/ Timothy F. Kahn
                                           --------------------------
                                           Name:  Timothy F. Kahn
                                           Title: Vice President-Finance and
                                                  Administration and Chief
                                                  Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number                           Description
------                           -----------

99.1 Letter Agreement, dated January 28, 2002, by and among Dreyer's Grand Ice Cream, Inc., General Electric Pension Trust, GE Investment Private Placement Partners I, Limited Partnership and General Electric Capital Corporation.